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As filed with the Securities and Exchange Commission on September 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silicon Valley Bancshares
(Exact name of registrant as specified in its charter)

Delaware	91-1962278
(State of Incorporation)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, California 95054
(Address of principal executive offices)

1997 Equity Incentive Plan
(Full title of the plans)

Kenneth P. Wilcox
Chief Executive Officer
SILICON VALLEY BANCSHARES
3003 Tasman Drive, Santa Clara, California 95054
(408) 654-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Derek Witte, Esq.
Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054
(408) 654-7400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock (par value $.001)	1,250,000 shares	$23.16	28,950,000	$2,343

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 27, 2003 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 33-28185 AND THE POST
EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NO. 333-39680, NO. 333-59590 AND NO. 333-92410.

        The contents of Registration Statement on Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on May 30, 1997 and Post Effective Amendment No. 1 to Form S-8 No. 33-28185 filed with the Securities and Exchange Commission on April 28, 1999, and the contents of Registration Statements on Form S-8 No. 333-39680, No. 333-59590, and No. 339-92410 filed with the Securities and Exchange Commission on June 20, 2000, April 26, 2001, and July 15, 2002, respectively, are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Derek Witte, Esq., General Counsel
23.1	Consent of KPMG LLP
23.2	Consent of Derek Witte, Esq., General Counsel is contained in Exhibit 5 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Equity Incentive Plan, as amended as of April 17, 2003.
99.2	Form of Stock Option Agreements used in connection with the 1997 Equity Incentive Plan (1)

(1)
Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 2, 2003.

SILICON VALLEY BANCSHARES
By:	/s/ KENNETH P. WILCOX Kenneth P. Wilcox President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Derek Witte, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

2

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH P. WILCOX Kenneth P. Wilcox	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2003
/s/ LAUREN A. FRIEDMAN Lauren A. Friedman	Chief Financial Officer (Principal Financial Officer)	September 2, 2003
/s/ ALEX W. HART Alex W. Hart	Chairman of the Board	September 2, 2003
/s/ GARY K. BARR Gary K. Barr	Director	September 2, 2003
/s/ JAMES F. BURNS, JR. James F. Burns, Jr.	Director	September 2, 2003
/s/ G. FELDA HARDYMON G. Felda Hardymon	Director	September 2, 2003
/s/ STEPHEN E. JACKSON Stephen E. Jackson	Director	September 2, 2003
/s/ JAMES R. PORTER James R. Porter	Director	September 2, 2003
/s/ MICHAELA K. RODENO Michaela K. Rodeno	Director	September 2, 2003
/s/ DONAL DELANEY Donal Delaney	Controller (Principal Accounting Officer)	September 2, 2003

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page Numbers
5.1	Opinion of Derek Witte, Esq., General Counsel
23.1	Consent of KPMG LLP
23.2	Consent of Derek Witte, Esq., General Counsel is contained in Exhibit 5 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
99.1	1997 Equity Incentive Plan, as amended as of April 17, 2003.
99.2	Form of Stock Option Agreement used in connection with the 1997 Equity Incentive Plan (1)

(1)
Filed as an exhibit with the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders on April 17, 1997, and incorporated herein by reference.

4

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 33-28185 AND THE POST EFFECTIVE AMENDMENT NO. 1 THERETO AND THE CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8 NO. 333-39680, NO. 333-59590 AND NO. 333-92410.
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX